Exhibit 99.1

NOTICE OF FUNDAMENTAL CHANGE

TO THE HOLDERS OF THE
ALPHA APPALACHIA HOLDINGS, INC.
(formerly Massey Energy Company)
3.25% Convertible Senior Notes due 2015
CUSIP No. 576203 AJ 2*

FUNDAMENTAL CHANGE

NOTICE IS HEREBY GIVEN pursuant to Section 3.02(B) of the First Supplemental Indenture (as defined below) that the merger that became effective on June 1, 2011 (the “Effective Date”), of Mountain Merger Sub, Inc., a wholly owned subsidiary of Alpha Natural Resources, Inc. (the “Parent”), with and into Massey Energy Company (as of the Effective Date known as Alpha Appalachia Holdings, Inc., the “Company”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Parent, resulted in a Fundamental Change (as defined in the Indenture (as defined below)) as of the Effective Date.

As a result of the Fundamental Change, pursuant to Section 3.02(A) of the First Supplemental Indenture, each holder of the Company’s outstanding 3.25% Convertible Senior Notes due 2015 (the “Notes”) has the right (the “Fundamental Change Repurchase Right”), at such holder’s option, to require the Company to repurchase all of such holder’s Notes (the “Repurchase”) (or portions thereof that are integral multiples of $1,000 in principal amount) on June 27, 2011 (the “Fundamental Change Repurchase Date”) at a price, payable in cash, equal to 100% of the principal amount of the Notes (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date ( the “Fundamental Change Repurchase Price”). Except as otherwise provided in the Indenture, on and after the Fundamental Change Repurchase Date (unless there is a Default (as defined in the Indenture) in the payment of the consideration payable in respect of the Repurchase), interest on Notes subject to Repurchase will cease to accrue, and all rights of the holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the consideration payable upon the Repurchase.

In order to exercise the Fundamental Change Repurchase Right, each holder must: (i) deliver to the Paying Agent no later than the close of business on June 24, 2011, a Purchase Notice (as defined in the Indenture) in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee stating (a) the certificate number(s) of the Notes that the holder will deliver to be repurchased, if such Notes are in certificated form, (b) the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof, and (c) that such principal amount of Notes are to be repurchased pursuant to the terms and conditions specified in the First Supplemental Indenture; and (ii) deliver to the Paying Agent at any time after the delivery of such Purchase Notice, such Notes (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised.  The Fundamental Change Repurchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and delivery of the Note as described above.

A holder of Notes will be entitled to withdraw its election in the Purchase Notice if the Paying Agent receives, prior to the close of business on June 24, 2011 or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (i) the name of such holder, (ii) a statement that such holder is withdrawing its election to have Notes purchased by the Company on the Fundamental Repurchase Date pursuant to a Repurchase, (iii) the certificate number(s) of such Notes to be withdrawn, if such Notes are in certificated form, (iv) the principal amount of the Notes of such holder to be withdrawn, which amount must be $1,000 or an integral multiple thereof, and (v) the principal amount, if any, of the Notes of such holder that remain subject to the Purchase Notice delivered by such holder as described above, which amount must be $1,000 or an integral multiple thereof.

The Conversion Rate (as defined in the Indenture) of the Notes prior to the Fundamental Change was 11.4542.  As a result of the Fundamental Change, pursuant to Section 10.06 of the First Supplemental Indenture, a previously deferred adjustment was applied to the Conversion Rate, resulting in a new Conversion Rate of 11.4560. As a result of the new Conversion Rate, the Notes will be convertible into 11.7424 shares of common stock of the Parent and $114.56 in cash per $1,000 principal amount of Notes, without taking the Make-Whole Applicable Increase (as defined in the Indenture) into account. The Notes with respect to which a Purchase Notice is given by a holder may be converted pursuant to Article X of the First Supplemental Indenture, if otherwise convertible in accordance with Article X of the First Supplemental Indenture, only if such Purchase Notice has been withdrawn in accordance with Section 3.02 of the First Supplemental Indenture or if there is a Default in the payment of the Fundamental Change Repurchase Price payable upon the Repurchase.

As used herein, the term “Indenture” means that certain Senior Indenture, dated as of August 12, 2008, as supplemented by the First Supplemental Indenture dated as of August 12, 2008 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of July 20, 2009, the Third Supplemental Indenture, dated as of August 28, 2009, the Fourth Supplemental Indenture, dated as of April 30, 2010 and the Fifth Supplemental Indenture, dated as of June 29, 2010, by and among the Company, the guarantors identified therein and Wilmington Trust Company, as trustee.

The Paying Agent for this transaction is Wilmington Trust Company and their address is as follows:

By Mail
Wilmington Trust Company c/o Wilmington Trust FSB Corporate Capital Markets 50 South Sixth Street, Suite 1290 Minneapolis, MN 55402-1544 Attention: Jane Schweiger

[Signature Page Follows]

By:  ALPHA APPALACHIA HOLDINGS, INC.

       By: /s/ Scott Cole_______________
                                                                                         Name:  Scott Cole
             Title:  Vice President and Treasurer

Dated:  June 6, 2011

[Alpha Appalachia Holdings, Inc. 3.25% Convertible Notes Fundamental Change Notice Signature Page]